CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Perennial Health Systems, Inc. on Form S-8 of our report dated September 14, 1999 on our audits of the consolidated financial statements of Perennial Health Systems, Inc. as of and for the years May 31, 1999 and 1998, included in the Annual Report on Form 10-KSB for the fiscal year ended May 31, 1999.


/s/ Strothman & Company PSC

Strothman & Company PSC

Louisville, Kentucky
September 14, 1999